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                                                                     EXHIBIT (I)

(FOLEY & LARDNER LLP LOGO)                 ATTORNEYS AT LAW

                                           777 EAST WISCONSIN AVENUE, SUITE 3800
                                           MILWAUKEE, WISCONSIN 53202-5306
                                           414.271.2400 TEL
                                           414.297.4900 FAX
                                           www.foley.com

                                           CLIENT/MATTER NUMBER
                                           011060-0101

         February 27, 2009

Optique Funds, Inc.
222 East Erie Street
Suite 500
Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

     We have acted as counsel for you in connection with the preparation of an amendment to your Registration Statement on Form N-1A (the "Amended Registration") relating to the sale by you of an indefinite amount of Optique Funds, Inc. Common Stock (the "Stock"), in the manner set forth in the Amended Registration. In this connection, we have examined: (a) the Amended Registration; (b) your Articles of Incorporation and Bylaws, as amended to date;
(c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that the Stock when sold as contemplated in the Amended Registration will be legally issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Amended Registration. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                        Very truly yours,


                                        /s/ Foley & Lardner LLP
                                        ----------------------------------------
                                        FOLEY & LARDNER LLP

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
                                         SAN DIEGO       SILICON VALLEY
BOSTON     JACKSONVILLE    MILWAUKEE     SAN DIEGO/DEL   TALLAHASSEE
BRUSSELS   LOS ANGELES     NEW YORK      MAR             TAMPA
CHICAGO    MADISON         ORLANDO       SAN FRANCISCO   TOKYO
DETROIT    MIAMI           SACRAMENTO    SHANGHAI        WASHINGTON, D.C.
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